Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Lydia Kremer
(760) 285-8047 or
Jones Agency (760) 325-1437
Bank Contact: Jonathan J. Wick
Executive Vice President/COO/CFO
(760) 325-4442

CANYON BANCORP REPORTS

RECORD SECOND QUARTER NET INCOME OF $1,063,000

PALM SPRINGS, CA: July 26, 2006 - Canyon Bancorp (OTCBB: CYBA) today announced record net income of $1,063,000, or $0.46 per diluted share for the second quarter ended June 30, 2006 – an increase of $157,000 or 17.3 percent compared to income of $906,000, or $0.40 per diluted share for the second quarter of 2005.

For the six months ended June 30, 2006, Canyon Bancorp earned $2,009,000, or $0.87 per diluted share compared to $1,672,000 or $0.73 per diluted share for the same period of 2005, an increase of $337,000 or 20.2 percent.

Annualized return on average shareholders’ equity for the second quarter of 2006 was 20.05 percent, with an annualized return on average assets of 1.70 percent.

Other financial highlights for the second quarter 2006 compared to the same period in 2005:

•	Total assets increased $25.2 million or 11.8 percent to $240.0 million.

•	Net loans increased $24.6 million or 15.7 percent to $181.2 million.

•	Total deposits increased $20.5 million or 10.5 percent to $216.7 million.

•	Total shareholders’ equity increased by $4.2 million or 24.1 percent to $21.6 million.

•	Net interest margin for the second quarter 2006 was 6.50 percent compared to 6.00 percent for the same period in 2005.

“Since June 2004, the Federal Reserve’s Open Market Committee has increased short-term interest rates seventeen times. The overall increase is 4.25 percent resulting in a Fed Funds rate of 5.25 percent as of June 29. These increases, although challenging to both funding costs and deposit and loan growth, have contributed to Canyon Bancorp’s earnings performance, thus resulting in the higher margin in 2006,” said President and CEO Stephen G. Hoffmann.

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Other highlights of the quarter include:

•	The bank announced that July marks its eighth year of service since opening July 10, 1998.

•	Less than four months after opening, the bank’s newest branch at Desert Business Park across from Del Webb’s Sun City reported total deposits in excess of $3 million. Hoffmann credits the branch’s asset growth to the expanding area’s need for personalized, customer-focused bank services. Hoffmann stated, “The growth of business and retail prospects in this area is significant. Our goal is to personally inform our neighbors that the Coachella Valley’s locally owned and managed bank is now conveniently located to provide their full-service banking needs.”

•	Formation of Canyon Bancorp on June 30, 2006, a newly created bank holding company. The holding company structure will provide greater corporate and financial flexibility allowing Canyon Bancorp to engage in expanded bank activities, acquire or establish other bank-related businesses, and to provide alternatives for raising capital.

Canyon Bancorp is a bank holding company with one banking subsidiary, Canyon National Bank, a full-service commercial bank and member of the FDIC. Palm Springs branch locations are at 1711 East Palm Canyon Drive at the Smoke Tree Village Shopping Center and 901 East Tahquitz Canyon Way. Palm Desert branch locations are at 74-150 Country Club Drive and 77-933 Las Montanas Road across from Sun City. Shares of the Company’s common stock are traded on the Over the Counter Bulletin Board – stock symbol CYBA.

This release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements.

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CANYON BANCORP & SUBSIDIARY

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	6/30/2006 (Unaudited)	12/31/2005 (Audited)	6/30/2005 (Unaudited)
Assets
Cash and cash equivalents	$19,720	$27,576	$19,175
Interest-bearing deposits in other financial institutions	4,600	3,400	3,100
Investment securities available for sale	23,730	24,702	28,112
Federal Home Loan Bank and Federal Reserve Bank and Pacific Coast Bankers’ Bank restricted stock, at cost	1,527	1,412	1,252
Loans held for sale	1,534	782
Loans receivable, net	181,186	171,833	156,607
Furniture, fixtures and equipment	4,723	4,444	4,454
Income tax receivable	—	69	188
Deferred tax asset	1,476	1,384	903
Other assets	1,496	3,638	966

Total Assets	$239,992	$239,240	$214,757

Liabilities and Stockholders’ Equity
Deposits:
Demand deposits	$86,491	$85,142	$81,087
NOW accounts	8,836	8,271	6,519
Savings and money market	72,923	89,642	85,706
Time certificate of deposits	48,409	35,471	22,817

Total Deposits	216,659	218,526	196,129

Other Liabilities	1,768	1,263	1,256

Total Liabilities	218,427	219,789	197,385

Commitments and contingencies	—	—	—

Stockholders’ Equity:
Preferred stock, $5.00 par value; authorized 10,000,000 shares; none issued or outstanding	—	—	—
Common stock; authorized 10,000,000 shares; 2,180,479, 2,160,655 and 2,041,347 shares issued and outstanding as of June 30, 2006, December 31, 2005, and June 30, 2005, respectively [1]	5,452	5,402	5,103
Additional paid-in capital	12,007	11,888	9,293
Accumulated other comprehensive income unrealized (loss) on investment securities available-for-sale	(298)	(234)	(127)
Retained earnings	4,404	2,395	3,103

Total Stockholders’ Equity	21,565	19,451	17,372

Total Liabilities and Stockholders’ Equity	$239,992	$239,240	$214,757

[1]	On June 30, 2006 Canyon National Bank’s Plan of Reorganization was consummated to form a bank holding company, Canyon Bancorp. On the date of consummation, 2,180,479 shares of Canyon National Bank, $2.50 par value, were exchanged for the same number of shares of Canyon Bancorp, no par value. Shares outstanding prior to June 30, 2006 were issued by Canyon National Bank.

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CANYON BANCORP & SUBSIDIARY

Consolidated Statement of Operations

(Unaudited)

For the three and six months ended June 30, 2006 and 2005

(Dollars in thousands, except per share amounts)

	Three-months ended June 30,		Six-months ended June 30,
	2006	2005	2006	2005
Interest income:
Loans receivable	$4,113	$3,121	$7,980	$6,022
Federal funds sold	302	82	482	172
Interest bearing deposits in other financial institutions	51	21	88	27
Investment securities available for sale	241	250	475	471

Total Interest Income	4,707	3,474	9,025	6,692
Interest expense on deposits	938	443	1,740	800

Net Interest Income	3,769	3,031	7,285	5,892
Provision for loan losses	100	150	325	300

Net Interest Income After Provision for Loan Losses	3,669	2,881	6,960	5,592

Noninterest income:
Service charges and fees	144	139	279	257
Loan related fees	134	99	301	210
Lease administration fees	365	331	674	603
Automated teller machine fees	154	153	299	318
Net gain (loss) on disposition of fixed assets	—	(4)	(3)	(5)

Total Noninterest Income	797	718	1,550	1,383

Noninterest expenses:
Salaries and employee benefits	1,387	1,065	2,702	2,140
Occupancy and equipment expense	368	310	695	639
Professional fees	73	74	180	156
Data processing	138	112	262	228
Marketing and advertising expense	117	83	220	174
Director and shareholder expense	142	87	239	189
Other operating expense	449	321	824	611

Total Noninterest Expenses	2,674	2,052	5,122	4,137

Earnings before income taxes	1,792	1,547	3,388	2,838
Income Tax Expense	729	641	1,379	1,166

Net earnings	$1,063	$906	$2,009	$1,672

Earnings Per Share:
Basic	$0.49	$0.43	$0.93	$0.79
Diluted	$0.46	$0.40	$0.87	$0.73

Weighted Average Shares Outstanding:
Basic	2,178,655	2,123,603	2,171,064	2,121,365
Diluted	2,298,393	2,278,868	2,295,795	2,281,755

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CANYON BANCORP & SUBSIDIARY

Selected Ratios

Unaudited

	Three Months Ended [1]		Six Months Ended [1]
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Return on average equity	20.05%	21.59%	19.44%	20.39%
Return on average assets	1.70%	1.64%	1.63%	1.52%
Yield on interest earning-assets	8.12%	6.87%	7.99%	6.71%
Cost of interest-bearing liabilities	2.76%	1.50%	2.63%	1.35%
Net interest margin	6.50%	6.00%	6.45%	5.91%
Non-interest income / average assets	1.28%	1.30%	1.27%	1.27%
Non-interest expense / average assets	4.28%	3.72%	4.20%	3.80%
Net non-interest expense / average assets	3.01%	2.42%	2.93%	2.53%
Net charge-offs/(recoveries) to average loans	0.01%	0.12%	-0.03%	0.07%

	as of:
	6/30/2006	12/31/2005	6/30/2005
Capital Ratios [2]
Tier 1 capital ratio	8.8%	8.4%	7.9%
Tier 1 risk based capital	12.0%	11.2%	11.5%
Risk-based capital	13.3%	12.5%	12.8%
Allowance for loan losses / gross loans	1.77%	1.67%	1.72%
Loan to deposit ratio	83.6%	78.6%	79.8%
Adversely classified loans to gross loans	1.0%	1.2%	1.2%
Demand deposit accounts / total deposit accounts	40.0%	39.0%	41.3%
Book value per share [3]	$9.95	$9.00	$8.10

[1]	Interim periods annualized

[2]	Capital Ratios for Canyon National Bank only

[3]	Restated for past stock dividends and splits